UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 7, 2013

REVEN HOUSING REIT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Colorado	000-54165	84-1306078
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7911 Herschel Avenue, Suite 201 La Jolla, CA 92037
(Address of principal executive offices)

(858) 459-4000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01	Entry into a Material Definitive Agreement.

On January 7, 2013, Reven Housing REIT, Inc. (the “Company”), through a wholly owned subsidiary, and WRI Capital Group II LLC, a Georgia limited liability company and an unaffiliated party (the “Seller”), entered into the Third Amendment to Real Estate Purchase and Sale Agreement (the “Amendment”), which amends that certain Single Family Homes Real Estate Purchase and Sale Agreement dated July 30, 2012, as amended on August 15, 2012 and October 16, 2012, between the parties (the “Agreement”). The Amendment modifies the purchase prices of the remaining four single family homes located in the Atlanta, Georgia, metropolitan area that remain subject to the terms of the Agreement regarding the purchase of the properties by the Company from the Seller. The total contract purchase price for the four remaining properties, excluding closing costs, was reduced from $277,004.29 to $263,154.09.

The Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Atlanta, Georgia

On January 10, 2013, the Company, through a wholly owned subsidiary, closed on the acquisition of the four remaining single family homes located in the Atlanta, Georgia, metropolitan area, subject to the Agreement. The Seller does not have a material relationship with the Company and the acquisition was not an affiliated transaction.

The contract purchase price for the four acquired properties was $263,154.09, exclusive of closing costs. The Company funded 100% of the purchase with cash. The four acquired properties collectively encompass an aggregate of approximately 5,681 rental square feet and are each subject to a one-year lease with a tenant, with different expiration dates and rights to terminate.

Item 9.01	Financial Statements and Exhibits.

(a)    Financial Statements of Real Estate Acquired. Since it is impracticable to provide the required financial statements of the acquired real property describe in Item 2.01 at the time of this filing and no financials (audited or unaudited) are available at this time, the Company hereby confirms that it intends to file the required financial statements by January 24, 2013, by amendment to this Form 8-K.

(b)    Pro Forma Financial Information. See paragraph (a) above.

(d)    Exhibits. The following exhibit is filed with this report:

Exhibit 10.1	Third Amendment to Real Estate Purchase and Sale Agreement with WRI Capital Group II LLC (Atlanta, Georgia)

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVEN HOUSING REIT, INC.

Dated: January 11, 2013	/s/ Chad M. Carpenter
Name: Chad M. Carpenter
Title: Chief Executive Officer

3